Exhibit 99.1

 ABAXIS Reports Record Financial Results for the Second Quarter of Fiscal 2004

     Record Quarterly Reagent Disc Sales of 549,400 Units as Total Quarterly
                     Revenues Up 32% From Prior Year Period

    UNION CITY, Calif., Oct. 16 /PRNewswire/ -- ABAXIS, Inc. (Nasdaq: ABAX), a medical products company manufacturing point-of-care blood analysis systems, today reported record financial results for its second fiscal quarter ended September 30, 2003.
    Highlights for the second fiscal quarter of fiscal 2004 include:

    * Quarterly revenues of $11.5 million, the third consecutive quarter of revenues exceeding $10 million and a 32% increase over the same period last year.
    * Diluted earnings per share of $0.05 for the quarter ended September 30, 2003, compared to a diluted loss per share of $(0.01) in the same period last year.
    * U.S. sales of $9.8 million, a 31% increase over the same period last year.
    * International sales of $1.7 million, a 41% increase over the same period last year.
    * Medical sales of $1.6 million, representing 14% of total revenues.
    * Recurring reagent disc and HMT reagent revenue of $6.7 million, a 24% increase over the same period last year.
    * More than 549,000 units of reagent discs sold, resulting in the fifth consecutive quarter of record reagent disc sales.
    * Medical reagent disc sales of 43,000 units, a 126% increase over the same period last year.
    * Record veterinary reagent discs sales of 507,000 units, an 18% increase over the same period last year.

    Quarterly Results: For the second fiscal quarter, Abaxis reported record total revenues of $11.5 million, as compared with revenues of $8.7 million for the comparable period last year, an increase of 32 percent. The Company reported diluted net income per share of $0.05 (calculated based on 18,933,000 shares) compared to a diluted net loss per share of $(0.01) (calculated based on 16,534,000 shares) for the same period last year.
    Net income before accrued preferred dividends and accretion of the value attributable to the beneficial conversion feature of previously issued preferred stock for the quarter was $1,066,000 compared to $101,000 for the same period last year, an increase of $965,000. The increase in revenue and net income before accrued preferred dividends and accretion of the value attributable to the beneficial conversion feature of preferred stock were the result of record reagent disc sales and increased instrument placements, representing increases of 24 percent and 61 percent, respectively, over the same period last year.
    Six Months Results: For the six-month period ended September 30, 2003, Abaxis reported total revenues of $21.8 million, as compared with revenues of $16.1 million for the comparable period last year, an increase of 36 percent. Net income before accrued preferred dividends and accretion of the value attributable to the beneficial conversion feature of preferred stock for the first six months of fiscal 2004 was $1,929,000, as compared to $406,000 for the same period last year, an increase of $1,523,000. The Company reported diluted net income per share of $0.08 (calculated based on 18,170,000 shares) compared to a diluted net loss per share of $(0.03) (calculated based on 16,463,000 shares).
    Other Reported Information: Recurring reagent disc and HMT reagent revenue for the second fiscal quarter was $6.7 million, up 24 percent over the $5.4 million reported in the same period last year. During the quarter, the Company sold 549,400 medical and veterinary reagent discs, an increase of 22 percent compared to 449,000 medical and veterinary reagent discs sold during the same period last year. The Company sold 2,729 veterinary HMT reagent kits during the quarter, up 22 percent compared to 2,230 HMT reagent kits sold for the same period last year.
    The number of shares used in calculating diluted net income per share for the Company increased by 1,453,000 shares resulting from (a) the elective conversion of a portion of the Company's preferred stock into 157,000 shares of common stock, (b) the inclusion of 1,224,000 shares issuable upon the exercise of employee stock options because such options are now 'in-the-money' as the per share exercise price of such options no longer exceeds the fair market value of Abaxis common stock, (c) the issuance of 29,000 shares of common stock upon the exercise of warrants and options, and (d) the inclusion of 43,000 shares due to the change in the weighted average number of common shares outstanding from the first fiscal quarter of 2004. Thus, diluted net income per share increased both over the previous quarter and over the same period last year despite that total outstanding common stock shares over which net income is spread increased by 8.3% and 14.5%, respectively.
    Separately, as announced, yesterday, October 15, 2003, all of Abaxis' Series E Preferred Stock converted into shares of the Company's common stock, resulting in the conversion of 4,450 shares of Series E Preferred Stock into 684,615 additional shares of common stock subsequent to September 30, 2003. The automatic conversion means that Abaxis will no longer have to pay semi-annual dividends in cash or stock in an annual amount of $65.00 per share of Series E Preferred Stock. In addition, should the closing price of Abaxis' common stock as reported on the Nasdaq National Market continue to exceed $14.00 per share through October 28, 2003, all shares of Abaxis' Series D Preferred Stock will automatically convert on that date.
    Clint Severson, chairman, president and chief executive officer, commented, "The quarter saw strong revenue contributions from all product lines on a comparable year-over-year basis. We are particularly pleased that international sales registered a 41 percent increase for the quarter over the same period last year, tracking with the upward trend that we have been experiencing in domestic sales in the past four quarters. Selected international markets represent new opportunities for all of our product lines and we are dedicated to the strategic development of those markets."
    Mr. Severson continued, "The introduction of three new Piccolo medical panels during the quarter completes the full array of human medical panels as defined by the Center for Medicare and Medicaid Services for reimbursement. The full array, together with Medicare and Medicaid reimbursement, positions the Piccolo line of products for greater acceptance and penetration in the majority of the 25,000 physician office labs, urgent care centers, and small hospitals in the U.S. where the Piccolo represents a formidable diagnostic tool relative to convenience, cost and clinical utility. This full medical panel array is an important product offering for our outstanding sales team to continue the penetration of these key markets."

    Conference Call
    Abaxis has scheduled a conference call to discuss its financial results at 4:15 p.m. ET Thursday, October 16, 2003. Participants can dial 800-967-7134 or 719-457-2625 to access the conference call, or can listen via a live Internet web cast which can be found at www.abaxis.com. A replay of the call is available by visiting www.abaxis.com for the next 30 days or by calling 719-457-0820, access code 699011, through October 18, 2003. This press release is also available prior to and after the call via Abaxis' website or the Securities Exhange Commission's website at www.sec.gov.

    About Abaxis
    ABAXIS develops, manufactures and markets portable blood analysis systems for use in any veterinary or human patient-care setting to provide clinicians with rapid blood constituent measurements. The system consists of a compact,
6.9 kilogram, portable analyzer and a series of single-use plastic discs, called reagent discs that contain all the chemicals required to perform a panel of up to 12 tests. The system can be operated with minimal training and performs multiple routine tests on whole blood, serum or plasma samples. The system provides test results in less than 15 minutes with the precision and accuracy equivalent to a clinical laboratory analyzer. In addition to the blood chemistry analysis system, the Company markets a hematology analysis system. The hematology system, the VetScan HMT, is purchased from MELET SCHLOESING Laboratories of France ("MELET") through a cross OEM agreement. MELET markets the VetScan as the MScan in certain European markets.

    This press release includes statements that constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Reform Act"). ABAXIS claims the protection of the safe-harbor for forward-looking statements contained in the Reform Act. These forward-looking statements are often characterized by the terms "may," "believes," "projects," "expects," or "anticipates," and do not reflect historical facts. Specific forward-looking statements contained in this press release include, but are not limited to, risks and uncertainties related to fluctuations in the Company's share price prior to October 28, 2003, the market acceptance of the Company's products and the continuing development of its products, risks associated with manufacturing and distributing its products on a commercial scale free of defects, risks associated with entering the human diagnostic market on a larger scale, risks related to the protection of the Company's intellectual property or claims of infringement of intellectual property asserted by third parties, risks involved in carrying of inventory, risks associated with the ability to attract, train and retain competent sales personnel, general market conditions, competition and other risks detailed from time to time in ABAXIS' periodic reports filed with the United States Securities and Exchange Commission. Forward-looking statements speak only as of the date the statement was made. ABAXIS does not undertake and specifically disclaims any obligation to update any forward-looking statements.


                                   Abaxis, Inc.
                         Summary of Financial Information
               (unaudited and in thousands, except per share data)


                             Three Months Ended          Six Months Ended
                                September 30               September 30
                             2003          2002         2003          2002

    Net revenues           $11,523        $8,700      $21,849       $16,116

    Costs and operating
     expenses:
     Cost of revenues        5,641         4,653       10,861         8,372
     Selling, general and
      administrative         3,567         3,030        6,784         5,416
     Research and
      development            1,218           935        2,250         1,940

    Total costs and
     operating expenses     10,426         8,618       19,895        15,728

    Income from operations   1,097            82        1,954           388
    Other income (expense),
     net                      (31)            19         (25)            18
    Net income              $1,066         $ 101       $1,929          $406
    Basic net income
     (loss) per share (a)    $0.05       $(0.01)        $0.09       $(0.03)
    Diluted net income
     (loss) per share (a)    $0.05       $(0.01)        $0.08       $(0.03)

    Weighted average
     number of common
     shares outstanding
     used for basic net
     income (loss) per
     share                  17,149        16,534       17,036        16,463

    Weighted average
     number of common
     and common equivalent
     shares outstanding
     used for diluted net
     income (loss) per
     share                  18,933        16,534       18,170        16,463

    (a) Net income attributable to common shareholders used in the computation of diluted net income per share for the three months ended September 30, 2003 was $879,000, which includes dividends of $187,000. Net income attributable to common shareholders used in the computation of diluted net income per share for the six months ended September 30, 2003 was $1,538,000, which includes dividends of $391,000. Net loss attributable to common shareholders used in the computation of diluted net loss per share for the three months ended September 30, 2002 was $131,000, which includes dividends of $232,000. Net loss attributable to common shareholders used in the computation of diluted net loss per share for the six months ended September 30, 2002 was $421,000, which includes dividends of $457,000 and a non-cash dividend charge of $370,000 related to the beneficial conversion feature contained in the Company's Series E Preferred Stock issued in April 2002.


    Balance Sheet Data:
    (unaudited and in thousands)

                                                  September 30,    March 31,
                                                      2003            2003
    Current assets:
     Cash and cash equivalents                       $13,691        $10,430
     Trade receivables (net)                           7,346          7,482
     Inventories                                       5,584          4,982
     Prepaid expenses                                    385            667
      Total current assets                            27,006         23,561
     Property and equipment, net                       8,324          8,580
     Deposits and other assets                           190            227
      Total assets                                   $35,520        $32,368

    Current liabilities:
     Accounts payable                                 $2,265         $2,084
     Dividends payable                                   391            408
     Accrued payroll and related expenses              2,245          1,811
     Other accrued liabilities                           402            377
     Warranty reserve                                    169            123
     Deferred revenue                                    386            378
     Current portion of capital lease obligations         35             58
     Current portion of long-term debt                   467            467
      Total current liabilities                        6,360          5,706

    Non-current liabilities:
     Capital lease obligations, less current portion      27             38
     Long-term debt, less current portion                233            466
     Deferred rent                                       370            321
     Deferred revenue, less current portion              349            318
     Commission obligation, less current portion          75             75
      Total non-current liabilities                    1,054          1,218

    Redeemable convertible preferred stock,
     Series E                                          2,056          3,176

    Shareholders' equity:
     Convertible preferred stock, Series D             1,963          3,143
     Common stock                                     84,033         80,608
     Accumulated deficit                            (59,946)       (61,483)
      Total shareholders' equity                      26,050         22,268
      Total liabilities, convertible preferred
       stock and shareholders' equity                $35,520        $32,368


   Reconciliation of Net Income to Net Income (loss) Attributable to Common
                                 Shareholders
                                (in thousands)


                             Three Months Ended           Six Months Ended
                                September 30                September 30
                             2003          2002          2003         2002

    Net Income              $1,066          $101       $1,929          $406

    Accrued dividends        (187)         (232)        (391)         (457)
    Accretion of value
     attributable to
     beneficial conversion
     feature                    --            --           --         (370)
    Net income (loss)
     attributable to
     common shareholders      $879        $(131)       $1,538        $(421)


                     Customer and Geographic Information
                                (in thousands)


                             Three Months Ended         Six Months Ended
                                September 30              September 30
                             2003          2002         2003          2002

    United States           $9,789        $7,473      $18,751       $13,753
    International            1,734         1,227        3,098         2,363
    Total revenues         $11,523        $8,700      $21,849       $16,116


                       Customer and Market Information
                                (in thousands)


                             Three Months Ended          Six Months Ended
                                September 30               September 30
                             2003          2002         2003          2002

    Medical Market          $1,618          $581       $3,214        $1,374
    Veterinary Market        9,324         7,515       17,516        13,839
    Other                      581           604        1,119           903
    Total revenues         $11,523        $8,700      $21,849       $16,116

SOURCE  ABAXIS, Inc.
    -0-                             10/16/2003
    /CONTACT: Clint Severson, Chief Executive Officer of ABAXIS, Inc., +1-510-675-6500; or Retail: Joe Dorame, or Institutional/Analysts: Joe Diaz, both of RCG Capital Markets Group, +1-480-675-0400, for ABAXIS, Inc./
    /Web site:  http://www.abaxis.com /
    (ABAX)

CO:  ABAXIS, Inc.
ST:  California
IN:  HEA MTC
SU:  CCA ERN